EXHIBIT 5.1


Robert J. Siverd
Executive Vice President,
General Counsel and Secretary
Telephone: (859) 572-8000
Facsimile: (859) 572-8444

May 24, 2005

General Cable Corporation
4 Tesseneer Drive
Highland Heights, KY 41076

     Re:  Registration Statement on Form S-8

Gentlemen:

     I am Executive Vice President, General Counsel and Secretary of General Cable Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of up to 1,800,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"), issuable under the General Cable Corporation 2005 Stock Incentive Plan (the "Plan").

     As counsel for the Company, I have made such legal and factual examinations and inquiries as I deemed advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, and other corporate records of the Company as I have deemed necessary and appropriate for the purpose of this opinion.

     On the basis of the foregoing, I am of the opinion that the 1,800,000 shares of Common Stock of the Company which are being offered by the Company pursuant to the Registration Statement and the Plan, when issued as contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     This opinion is given as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

     I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.


                                            Very truly yours,


                                            /s/ Robert J. Siverd
                                            --------------------
                                            Robert J. Siverd